UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 1, 2021

NVE Corporation
(Exact name of registrant as specified in its charter)

Minnesota	000-12196	41-1424202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11409 Valley View Road, Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 829-9217

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NVEC	The NASDAQ Stock Market, LLC

Item 5.02. Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers
     As disclosed in Item 5.02 of our Current Report on Form 8-K filed July 21, 2021, Curt A. Reynders, our Chief Financial Officer, notified our Board of Directors that he would retire from NVE Corporation on October 1, 2021. Effective with Mr. Reynder’s retirement, our Board of Directors appointed our Corporate Controller, Jon J. Larson, as our Principal Financial Officer effective October 1, 2021.

     Jon J. Larson, age 36, has been NVE’s Corporate Controller since September 20, 2021. He has more than 13 years of experience in accounting and finance serving a variety of industries. Mr. Larson holds an active CPA certificate. He earned an MBA from the University of Minnesota and a B.S. in accounting from St. Cloud State University.

     Mr. Larson’s annual salary is $150,000 and he is eligible for performance-based compensation of $5,000 in May 2022. He signed an agreement includin non-competition, confidentiality, and assignment of invention provisions benefiting the Company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date October 4, 2021	NVE CORPORATION (Registrant) /s/ DANIEL A. BAKER Daniel A. Baker President and Chief Executive Officer

INDEX TO EXHIBITS
Exhibit #	Description

99	Disclosure of Curt A. Reynders’ retirement effective October 1, 2021 (incorporated by reference to Item 5.02 of the Form 8-K filed July 21, 2021).